UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 17, 2021

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

101 JFK Parkway
Short Hills, NJ 07078
(Address of principal executive offices)

(973) 921-5500
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Dun & Bradstreet Holdings, Inc. (the "Company") Annual Meeting of Shareholders was held June 17, 2021 (the “Annual Meeting”). As of April 20, 2021, the record date for the Annual Meeting, 431,438,527 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:

1.To elect three Class I directors to serve until the Company’s 2022 Annual Meeting of Shareholders.

	FOR	WITHHELD	BROKER NON-VOTES
Anthony M. Jabbour	344,713,875	16,292,785	20,621,554
Douglas K. Ammerman	302,715,491	58,291,169	20,621,554
Keith J. Jackson	357,187,565	3,819,095	20,621,554

Directors whose term of office as a director continued after the meeting are as follows:
Class II (term expires at the 2022 Annual Shareholders Meeting): Richard N. Massey, James A. Quella and Ganesh B. Rao.
Class III (term expires at the 2023 Annual Shareholders Meeting): William P. Foley, II, Chinh E. Chu and Thomas M. Hagerty.

2.To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
358,491,742	2,430,625	84,293	20,621,554

3.To approve a non-binding advisory resolution on the frequency of future non-binding advisory votes on the compensation paid to our named executive officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
112,541,333	4,777	1,905,686	26,558

4.Ratification and appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

FOR	AGAINST	ABSTAIN
381,570,458	34,923	22,833

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Date:	June 21, 2021		Chief Legal Officer